UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Tuesday, February 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Limelight Networks, Inc. (the “Company”) made the following compensation decisions in connection with its annual review of executive officer compensation:

2012 Bonus target for services performed in fiscal 2012 and Salary adjustments.

The Committee approved target annual cash bonus amounts for management, including the Company’s named executive officers, with respect to services to be performed in fiscal 2012 (which bonuses will be paid in 2013) pursuant to the Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009. Each bonus plan participant may earn between zero and 200% of the target bonus depending upon the level of attainment or over-attainment of specified corporate performance goals. The target annual incentive compensation shall be subject to the terms and conditions of the applicable 2012 incentive compensation plan(s) as may be approved by the Committee.

The Committee also approved the 2012 base salary for certain of the Company’s named executive officers. Adjustments in base salary are effective January 1, 2012.

The 2012 Salary and 2012 annual cash bonus amounts for the Company’s named executive officers are summarized below:

Name	2012 Salary	2012 Target Annual Incentive
Jeffrey W. Lunsford	$432,640	$339,800
Nathan F. Raciborski	$319,072	$151,000
David M. Hatfield	$272,272	$247,000
Douglas S. Lindroth	$324,480	$133,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 13, 2012	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary